                                                                    EXHIBIT 10.9

                              EMPLOYMENT AGREEMENT

          This Employment Agreement ("Agreement") is made by and between Applied Science Fiction, Inc. (the "Company"), and S. Dana Seccombe ("Executive") as of December 10, 1999.

1.   Duties and Scope of Employment.
     -------------------------------

     (a)  Position, Employment Commencement Date, Duties. Executive's employment
          ----------------------------------------------
with the Company pursuant to this Agreement shall commence on December 10, 1999 (the "Employment Commencement Date"). As of the Employment Commencement Date, the Company shall employ Executive as the Executive Vice President of Research and Development of the Company. The period of Executive's employment with the Company is referred to herein as the "Employment Term." During the Employment Term, Executive shall manage the research and development of the Company, including, but not limited to, the areas listed on attached Exhibit B.

     (b)  Employment Term. Executive and the Company understand, acknowledge and
          ---------------
agree that Executive's employment with the Company constitutes "at-will" employment. Subject to the Company's providing severance benefits as specified herein, Executive and the Company understand, acknowledge and agree that the employment relationship between Executive and the Company may be terminated at any time, upon written notice to the other party, with or without cause, at the option of either the Company or Executive. The at-will nature of the employment relationship does not modify the four year vesting requirements, nor the accelerated vesting requirements referenced in other sections of this Agreement.

     (c)  Obligations. During the Employment Term, Executive shall devote his
          -----------
full business efforts and time to the business of the Company. Notwithstanding the above, Executive may serve as a director or trustee of other organizations, or engage in charitable, civic, and/or governmental activities provided that such service and activities do not prevent Executive from performing his duties under this Agreement and further provided that Executive obtains written consent for all such activities from the Company, which consent will not be unreasonably withheld. Executive may engage in personal activities, including, without limitation, personal investments (subject to the limitations specified elsewhere in this Agreement), provided that such activities do not interfere with his performance of duties hereunder. Executive may, from time to time, work at home, so long as it does not interrupt communication or materially interfere with the performance of his duties and job functions.

2.   Employee Benefits.
     ------------------

     (a) During the Employment Term, Executive shall be eligible to participate in the employee benefit plans maintained by the Company that are applicable to other senior management to the fullest extent provided for under those plans. The terms of the employee benefit plans may, from time to time, change without advance notice or without cause.

     (b) Executive's principal office will be in Austin, Texas. Executive shall be provided supplemental office space near where he chooses to reside, initially in California, but Executive shall be expected to work in Austin, Texas, to the extent necessary to perform his duties.

Executive shall not be required to relocate his residence. The company will pay the following expenses in connection with Executive's work in the principal office:

          (i) Executive's reasonable living expenses in Austin, Texas (including without limitation, rent for an apartment or house), not to exceed $2,000.00 per month;

          (ii) Executive's reasonable travel expenses for business purposes only; and

          (iii) Executive's reasonable automobile expenses in Austin, Texas not to exceed $400.00 per month.

                 Executive will be fully grossed-up by the Company for any imputed income required to be recognized with respect to reimbursement for expenses so that the economic effect to Executive, after taking into account any tax deductions available to Executive, is the same as if this reimbursement was provided to Executive on a non-taxable basis.

     (c) Executive will accrue four (4) weeks of vacation per annum, provided, however, that Executive may not accumulate any more than five (5) weeks of vacation at any time. Vacation will accrue on a pro rata basis, at the rate of one and two-thirds (1 2/3) days per month. Vacation will not accrue after the 5 week vacation limit has been reached. Upon termination of Executive's employment with the Company for any reason, Executive shall be paid by the Company for all accrued and unused vacation.

     Special One-Time Vacation Grant:  The Company agrees to grant Executive an
     -------------------------------
additional one and one-half weeks of vacation in December 1999.

3.   Compensation.
     -------------

     (a)  Base Salary. While Executive is employed by the Company, the Company
          -----------
shall pay Executive as compensation for his services a base salary at the annualized rate of $250,000.00 (the "Base Salary"). However, the reference to an annual salary is not intended to communicate a term of employment of one year; rather, Executive's employment is "at-will" under this Agreement. The Compensation Committee of the Company's Board shall review the Base Salary from time to time, and after such review may increase, but not decrease, the Base Salary. The Base Salary shall be paid periodically in accordance with normal Company payroll practices and subject to the usual, applicable withholdings.

     (b)  Bonuses. The Company's fiscal year is identical to the calendar year.
          -------
Beginning for the year ended December 31, 2000, and for all subsequent fiscal years, Executive shall be eligible for a target bonus equal to 40% of Base Salary for the fiscal year (the "Target Bonus") (with a greater payment based on achievement in excess of the target milestones) based upon performance criteria established at the discretion of and approved by the Compensation Committee of the Board of Directors or the Chief Executive Officer to be established after negotiation with Executive and provided to Executive in writing by the end of April 2000 and the end of the first quarter of each year thereafter; provided, however, that the payment of any such

                                 Page 2 of 18
                       ASF-Seccombe Employment Agreement
annual bonus shall be subject to Executive's employment with the Company on May 31 of the fiscal year to which that bonus relates, and such payment will be pro-rated based on the number of days of such fiscal year the Executive was employed with the Company at the date Executive's employment with the Company is terminated. If Executive's employment with the Company is terminated with "Cause" (as defined in Paragraph 3(f) below), then Executive is not eligible for payment of any bonuses and/or Target Bonuses.

          Transition Allowance: The Company also agrees to provide Executive
          --------------------
with a transition allowance in the amount of Ten Thousand dollars ($10,000), less statutory deductions and withholdings, upon Executive's execution of this Agreement.

     (c)  Equity Compensation.
          -------------------

          (i)  Employment-Based Vesting Stock Option. Executive shall receive
               -------------------------------------
     a stock option under the Company's Stock Option/Stock Issuance Plan to purchase a total of 234,000 shares of the Company's common stock which, as of December 9, 1999, represents 1% of the fully diluted capital stock of the Company (fully diluted capital stock includes, without limitation, all of the Company's outstanding equity securities, including, without limitation, all of the Company's common stock, preferred stock, warrants, options to purchase capital stock, and convertible debt instruments, all on an as-if-converted basis, plus shares reserved for issuance under stock grants or direct stock issuance in the future under the Company's Stock Option/Stock Issuance Plan) with a per share exercise price equal to the fair market value per common share as determined by the Company's Board of Directors on the date of grant (the "Employment-Based Stock Option"). For each dollar the fair market value per common share is greater than $1.55 on the date of grant the Company will grant an option under the Company's Stock Option/Stock Issuance Plan to purchase an additional 13,172 shares (the "Additional Employment-Based Stock Option"). The Employment-Based Stock Option and the Additional Employment-Based Stock Option shall be for a term of ten years (or shorter upon termination of employment with the Company) and, subject to accelerated vesting as set forth elsewhere this Agreement, shall be vested with respect to 25% of the total grant as of the first anniversary of the Employment Commencement Date and shall thereafter vest at the rate of 1/48th of the total grant per month at each of the following 36 monthly anniversary dates so as to be 100% vested on the fourth year anniversary thereof, conditioned upon Executive's continued employment with the Company as of each vesting date (unless otherwise provided in this Agreement). Except as specified otherwise herein, this option grant is in all respects subject to the terms, definitions and provisions of the Company's 1995 Stock Option/Stock Issuance Plan (the "Stock Plan") and the standard form of stock option agreement thereunder to be entered into by and between Executive and the Company (the "Employment-Based Option Agreement"). The Stock Plan and Employment-Based Option Agreement are incorporated by reference for all purposes as if fully set forth at length herein including the right to exercise the option for unvested shares within thirty days of the Date of Grant.

          The foregoing stock option grant does not preclude any future stock option grants by the Company to Executive.

                                 Page 3 of 18
                       ASF-Seccombe Employment Agreement

          All stock options granted Executive may be exercised in whole or in part within 30 days of the Grant Date, subject to the Company's right to repurchase unvested exercised shares. The Company will accept a full-recourse promissory note (the "Promissory Note") to finance the exercise of all stock options granted Executive, and the purchased option shares shall be pledged with the Company as additional collateral of the Promissory Note. The Promissory Note shall have a maximum term of five years, subject to acceleration as indicated below upon Executive's termination of employment, shall bear interest at the minimum rate required under the Internal Revenue Code to avoid the imputation of compensation income to the Executive, and shall be subject to the Company's other standard terms and conditions unless otherwise specifically noted herein.

          Interest on any Promissory Note executed by Executive to the Company as payment for shares exercised under the Employment-Based Stock Option and the Additional Employment-Based Stock Option will be 50% forgiven by the Company at Executive's three year employment anniversary date and 100% forgiven by the Company at Executive's four year anniversary date. Provided, however, that if, and only if, Executive's employment with the Company is terminated for Cause or if Executive voluntary terminates his employment other than for "Good Reason" prior to Executive's three year or four year anniversary dates, then Executive must pay the full amount of accrued and unforgiven interest on the Promissory Note. Such payment must be made within 180 days after such termination, if such termination occurs after the Company's initial public offering ("IPO"); or within 2 years if such termination occurs before an IPO. The outstanding principal balance of the Promissory Note shall become due and payable in one lump sum 180 days after the termination of Executive's employment for any reason if such termination occurs after an IPO, or within 2 years if such termination occurs before an IPO. In the event severance payments are owed by the Company to the Executive as provided herein, such payments, net of applicable withholding taxes, will be first offset against any Promissory Note amount then owed by the Executive to the Company, and the balance of such Promissory Note (if any) shall be paid within 180 days after Executive's termination of employment if such termination occurs after an IPO, or within 2 years if such termination occurs before an IPO. Should Executive not have to pay interest on any Promissory Note as provided herein, Executive shall remain obligated to make other payments pursuant to the terms of the Promissory Note executed by Executive to the Company.

          (ii) Subsequent Awards. During the Employment Term, Executive shall
               -----------------
     be eligible to receive additional stock and stock option grants, as determined by and at the sole discretion of the Board's Compensation Committee.

     (d)  Severance.
          ----------

          (i)  Prior to the Company entering into a Written Agreement resulting
               ----------------------------------------------------------------
     in a Change of Control. If, in any period prior to the Company entering
     ----------------------
     into a written agreement resulting in a "Change of Control" (as defined in Paragraph 3(f) below),

                                 Page 4 of 18
                       ASF-Seccombe Employment Agreement

     Executive's employment with the Company is terminated by the Company without "Cause" (as defined in Paragraph 3(f) below), then the Company shall pay or provide to Executive the following severance: (1) Executive's then unvested option shares shall continue to vest in installments as if Executive continued in the Company's employ until all those option shares are fully vested; (2) Executive's stock options shall have their post-termination exercisability provisions automatically extended by forty-eight months but not beyond the expiration date of the ten-year term; (3) Executive shall receive a lump-sum payment equal to 50% of his annual Base Salary, plus 50% of his annual Target Bonus, less applicable withholdings, promptly following such termination of Executive's employment, and shall receive a monthly amount equal to (i) 100% of his monthly rate of Base Salary plus (ii) a dollar amount equal to one-twelfth of his annual Target Bonus, less applicable withholdings, for eighteen months following such termination of Executive's employment as if Executive had remained employed by the Company for those eighteen months; and (4) Executive and his covered dependents shall receive paid coverage under the Company's health insurance benefit plans for a period of six months, with such health insurance coverage to constitute the first six months of COBRA coverage, or, if and to the extent ineligible under the terms of such plans, Executive shall receive an amount equal to the Company's costs of providing such benefits; provided, however, that Executive will be fully grossed-up by the Company for any imputed income required to be recognized with respect to the payments made in lieu of insurance benefit plan coverage so that the economic effect to Executive is the same as if these payments were provided to Executive on a non-taxable basis.

          (ii) Following a Written Agreement Resulting in a Change of Control.
               --------------------------------------------------------------
     If, after the execution of any written agreement resulting in a "Change of Control" (as defined in Paragraph 3(f) below), Executive's employment with the Company is terminated by the Company without "Cause" (as defined in Paragraph 3(f) below) or is terminated by Executive for "Good Reason" (as defined in Paragraph 3(f) below), then the Company shall pay or provide to Executive the following severance: (1) Executive's then unvested option shares shall continue to vest in installments as if Executive continued in the Company's employ until all those option shares shall have fully vested;
     (2) Executive's stock options shall have their post-termination exercisability provisions automatically extended by forty-eight months, but not beyond the expiration date of the ten-year term; (3) Executive shall receive, promptly following such termination of employment, a lump-sum payment equal to 200% of his Base Salary plus Target Bonus less applicable withholdings; and (4) Executive and his covered dependents shall receive coverage under the Company's health insurance benefits plans for a period of six months, with such health insurance coverage to constitute the first six months of COBRA coverage, or, if and to the extent ineligible under the terms of such plans, Executive shall receive an amount equal to the Company's costs of providing such benefits; provided however, that Executive will be fully grossed-up by the Company for any imputed income required to be recognized with respect to the payments made in lieu of insurance benefit plan coverage so that the economic effect to Executive is the same as if these payments were provided to Executive on a non-taxable basis. Upon expiration of the 18 month period, Executive's rights upon termination shall be governed by

                                 Page 4 of 18
                       ASF-Seccombe Employment Agreement
     the same provisions that apply to terminations "Prior to the Company entering into a Written Agreement resulting in a Change of Control" set forth above.

          (iii) Executive shall have a thirty-day period commencing twelve months after the execution of a written agreement resulting in a "Change of Control" (as defined in Paragraph 3(f) below) whereby Executive may terminate Executive's employment with the Company for any reason. If Executive's employment with the Company is terminated by Executive during this thirty day period, then for purposes of vesting in the Executive's then unvested option shares, Executive shall be immediately credited with an additional twenty-four (24) months of service (and the shares reflecting the additional twenty-four months of service shall immediately vest), and no other severance benefits shall be payable to Executive under this Agreement.

          (iv) Except as otherwise provided herein, should Executive voluntarily terminate his employment with the Company other than for Good Reason or should the Company terminate Executive's employment for Cause, whether any such termination by the Executive or the Company occurs before or after a Change in Control, no severance benefits shall be payable to Executive under this Agreement. Executive shall be entitled to exercise his stock options only to the extent those options are, in accordance with the normal installment vesting schedule, vested at time of such termination of employment.

          (v) Executive and Company acknowledge and agree that the payments set forth herein this Paragraph are a reasonable estimate of damages to Executive and that this amount is not a penalty.

     (e)  Release. Executive acknowledges that the payments and/or benefits
          -------
under Paragraph 3(d) are subject to the execution of a mutually agreeable release agreement entered into between the Parties in the form attached hereto as Exhibit C.

     (f)  Definitions. As used in this Agreement, "Cause" means (i) the
          -----------
Executive's material breach of this Agreement after receiving written notification from the Company and following a reasonable cure period of not less than 15 days, (ii) the Executive's conviction or plea of "guilty" or "no contest" to (x) any crime constituting a felony in the jurisdiction in which committed, (y) any crime involving moral turpitude (whether or not a felony), or
(z) any other violation of criminal law involving dishonesty or willful misconduct that materially injures the Company (whether or not a felony), (iii) substance abuse by the Executive that in any manner materially interferes with the performance of his duties under this Agreement, (iv) the failure or refusal of the Executive to follow the lawful and proper directives of the Company that are within the scope of the Executive's duties set forth in Section 1(a) above and that is not corrected within 15 days after written notice from the Board to the Executive identifying such failure or refusal, (v) willful malfeasance or gross misconduct by the Executive that discredits or damages the Company which is not corrected within 15 days after written notice from the Board to the Executive identifying such failure or refusal, (vi) indictment of the Executive for a felony violation of the federal securities laws (except that in the event such an indictment is resolved by means that would not constitute Cause for termination under Section (f)(ii) above, Executive shall be entitled to severance and the other benefits described in Section 3(d), as if he were terminated without Cause, (vii) the Executive's chronic absence from work for reasons other

                                 Page 6 of 18
                       ASF-Seccombe Employment Agreement
than illness, and that is not corrected within 15 days after written notice from the CEO. Any dispute by the Executive as to whether his termination was for Cause will be resolved by arbitration.

     For the purposes of this Agreement, a termination of employment by Executive for "Good Reason" means the termination is based upon: (i) a reduction in Executive's Base Salary, Target Bonus or benefits; (ii) a material reduction in Executive's title, authority, or a material change in Executive's duties or responsibilities; (iii) the failure of the Company to provide Executive with office accommodations comparable to those provided at the time to the Company's other executive officers (full service office space of Class A designation or Class B+ designation in a Class A location with traditional high-wall office environment, 1500 square feet or greater including conference/demo center and administrative support, maintained by Company or services provider), initially near Foster City, CA, but subject to change upon the mutual agreement of Executive and the Company or (iv) any requirement that Executive permanently relocate his employment and/or residence more than thirty (30) miles from his place of residence at the time of the Effective Date of this Agreement or anytime thereafter if Executive chooses to relocate. In no event, however, shall any reduction up to 20% in salary or bonus levels applied by the Company to officers across the board as part of a cost/expense reduction program constitute grounds for a "Good Reason" termination by Executive under clause (i) above. Any dispute between Executive and the Company regarding whether
Executive has "Good Reason" to terminate his employment with the Company will be resolved by binding arbitration, and Executive is not required to resign his employment with the Company prior to initiating arbitration to determine whether "Good Reason" to resign exists.

     For the purposes of this Agreement, "Change of Control" is defined as:

          (1) When any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

          (2) Any merger, consolidation or transfer of securities of the Company with or into another corporation, other than a merger, consolidation or transfer of securities in which the holders of more than 50% of the shares of capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by the voting securities remaining outstanding or by their being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company, or such surviving entity, outstanding immediately after such transaction; or

          (3) The sale, transfer, or disposal by other means of all or substantially all of the Company's assets (or consummation of any transaction having similar effect); or

                                 Page 7 of 18
                       ASF-Seccombe Employment Agreement

          (4)  The dissolution or liquidation of the Company.

4.   Confidential and/or Proprietary Information.
     --------------------------------------------

     (a) At the beginning and throughout Executive's employment with the Company, he will receive certain sensitive, proprietary, trade secret and/or confidential information about the Company. Executive agrees that his employment creates a relationship of confidence and trust with the Company with respect to such proprietary, trade secret and/or confidential information of the Company. Executive further agrees to enter into the Company's Proprietary Information Agreement ("Proprietary Information Agreement") attached as Exhibit A to this Agreement. Executive further agrees that during his employment and at all times after termination of his employment, Executive will keep in confidence and trust all proprietary, trade secret and/or confidential information of the Company and will not disclose such information without the written consent of the Company, except as may be necessary in the ordinary course of performing Executive's duties to the Company. Confidential information that later becomes available in the public domain would be excluded from this provision. Executive further agrees that, upon the termination of his employment with the Company, for any reason, Executive will return to the Company all of the Company's property, confidential information, and proprietary information provided to him during his employment.

     (b) In consideration of the covenants of the Company in this Agreement, the receipt by Executive of proprietary, trade secret and/or confidential information of the Company, and other good and valuable consideration, Executive acknowledges and agrees as follows: At any time within one year after separation of Executive's employment with the Company for any reason, Executive, without the Company's written consent, will not himself personally, directly or indirectly, alone or in the role of a partner, joint venturer, officer, director, employee, consultant, agent or stockholder (other than a less than 5% stockholder of a publicly traded Company) (i) knowingly engage in activity which is in material, direct competition with the Company's business with the use of the specific products, trade secrets, proprietary information, and/or services of the Company, as existed at the Company at the date of termination; (ii) knowingly solicit any of the Company's employees or customers (unless the customers are generally known as customers in the market/business at issue),
(iii) solicit for hire or actively encourage employees or consultants to leave the Company; and/or (iv) otherwise knowingly breach Executive's confidential information obligations as set forth in his Proprietary Information Agreement with the Company, which is attached as Exhibit A. Should Executive personally engage in any conduct listed above, then: (1) Executive's stock options, to the extent unexercised at that time, and notwithstanding any provision in this Employment Agreement to the contrary, shall immediately terminate, cease to be exercisable and expire effective with the date on which the Executive enters into such activity, unless this stock option is terminated sooner for any other reason, and all unvested shares held by Executive at that time by reason of prior exercise of his stock options shall be subject to repurchase by the Company at the option exercise price paid for those shares; (2) with respect to any portion of Executive's stock options or related shares exercised or sold during the period beginning one year prior to Executive's termination and ending two years after Executive's termination, any gain represented by the Fair Market Value on the date of exercise if the shares are still held, or on the date of sale, over the exercise price multiplied by the number of shares Executive sold or exercised, without regard to any subsequent market price increase or decrease, shall be paid by Executive to the Company;

                                 Page 8 of 18
                       ASF-Seccombe Employment Agreement

(3) the Company will be relieved of any obligations to pay Executive his Base Salary or Target Bonus or provide Executive and his covered dependents coverage under the Company's insurance benefits plans effective the date Executive enters into such activity. In the event that the Company believes that Executive is engaged in conduct prohibited by this Paragraph 4(b), the Company agrees to provide Executive notice of such belief, in writing, and provide Executive thirty (30) days to respond. If Executive responds in writing within that thirty
(30) day period, the Company agrees to provide a written reply indicating the course of action the Company intends to take in regard to Executive's alleged conduct. The written reply by the Company shall be provided within thirty (30) days from the date the Company receives Executive's written response. In the event the Company and Executive are unable to reach an agreement on the course of conduct between them, then such dispute shall be submitted to arbitration as provided herein.

     By accepting and executing this Agreement, Executive agrees and acknowledges that the provisions of this section are reasonably necessary to protect the Company's proprietary, trade secret and/or confidential information, legitimate business interests and goodwill. Executive further agrees that the restrictions as to duration, geographic area, and scope of activity in this section are reasonably necessary for the protection of the Company's proprietary, trade secret and/or confidential information, legitimate business interests and goodwill and are not oppressive or injurious to the public interest. Executive further agrees that if the scope of any of the restrictions is too broad to permit enforcement to its full extent, then such restriction shall be enforced to the maximum extent permitted by law, and the Executive hereby agrees that such scope may be judicially modified accordingly in any proceeding to enforce such restriction. The Company shall be entitled to injunctive relief against Executive's activities in the event of a breach or threatened breach of any of the provisions in this section to the extent allowed by law.

5.   Director and Officer Insurance.
     ------------------------------

          Executive shall be entitled to the same rights of indemnification as provided to all other executives, officers, and directors of the Company. To that extent, the Company and Executive agree to enter into a written indemnification agreement in the same form as all other senior executives of the Company. If the Company files an initial public offering at any time during Executive's employment with the Company, Director and Officer insurance will be provided to Executive at that time.

6.   Total Disability of Executive.
     -----------------------------

          Should Executive become permanently and totally disabled (as defined in accordance with Internal Revenue Code Section 22(d)(3) or its successor provision), then (i) Executive's stock options shall have their vesting accelerated to the same extent as such options would have vested (based on service-based vesting provisions solely and not on change of control vesting) had Executive remained employed by the Company for an additional twenty-four months, (ii) Executive shall receive a lump-sum payment equal to 100% of the sum of his Base Salary plus Target Bonus, less applicable withholding, and (iii) Executive and his covered dependents shall receive coverage under the Company's health insurance benefit plans for a period of twenty-four months, with such coverage to constitute the first twelve months of COBRA coverage, or, if and to the extent ineligible under the terms of such plans, Executive

                                 Page 9 of 18
                       ASF-Seccombe Employment Agreement
shall receive an amount equal to the Company's costs of providing such benefits; provided, however, Executive will be fully grossed-up by the Company for any imputed income required to be recognized with respect to the payments made in lieu of health insurance benefit plan coverage so that the economic effect to Executive is the same as if these payments were provided to Executive on a non-taxable basis.

7.   Death of Executive.
     ------------------

          If Executive dies while employed by the Company, then (i) Executive's stock options shall have their vesting accelerated to the same extent as such options would have vested (based on service-based vesting provisions solely and not on change of control vesting) had Executive remained employed by the Company for an additional twenty-four months, (ii) Executive's estate or designated beneficiary shall receive a lump-sum payment equal to 100% of the sum of Executive's Base Salary plus Target Bonus, less applicable withholding, and
(iii) Executive's covered dependents shall receive coverage under the Company's health insurance benefit plans for a period of twelve months, with such coverage to constitute the first twelve months of COBRA coverage, or, if and to the extent ineligible under the terms of such plans, Executive's covered dependents shall receive an amount equal to the Company's costs of providing such benefits; provided, however, that Executive's covered dependents will be fully grossed-up by the Company for any imputed income required to be recognized with respect to the payments made in lieu of health insurance benefit plan coverage so that the economic effect to them is the same as if these payments were provided to them on a non-taxable basis.

8.   Assignment.
     ----------

          This Agreement shall be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death, and (b) any successor of the Company. Any such successor of the Company shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution following termination without "Cause" or for "Good Reason" (as defined in Paragraph 3(f) herein). Any attempted assignment, transfer, conveyance or other disposition other than as aforesaid of any interest in the rights of Executive to receive any form of compensation hereunder shall be null and void.

9.   Notices.
     -------

          All notices, requests, demands and other communications provided for and/or required under this Agreement shall be in writing and shall be deemed received (i) on the day of delivery if delivered personally, (ii) one day after being sent by Federal Express or a similar commercial overnight service, or
(iii) three days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the Parties or their successors in interest

                                 Page 10 of 18
                       ASF-Seccombe Employment Agreement
at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

     If to the Company:        Applied Science Fiction, Inc.
                               8920 Business Park Drive
                               Austin, Texas 78759
                               Austin, Texas
                               Attention: VP Finance

     If to Executive:          To the address where the Company's central
                               records are maintained, as such address may change from time to time, unless Executive notifies the Company, in writing, of a different address.


10.  Severability.
     ------------

          In the event that any provision or covenant hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision and the existence of such unenforceable provision shall not constitute a defense to the enforcement of the remainder of this Agreement.

11.  Indemnity.
     ---------

          The Company will, to the extent and on the conditions stated in this paragraph, indemnify Executive for damages in connection with a lawsuit brought against Executive by a party other than the Company for theft or disclosure of trade secrets or breach of a non-compete agreement or any other related claims, such as unfair competition, to the extent that such claims relate to Executive's acceptance of employment with, and employment thereafter by, the Company. The Company will, in addition to such indemnity, undertake the defense of the Executive against all alleged claims and be responsible for the legal fees incurred in such defense. The Parties agree that the Company has not in any way or manner requested, encouraged or induced Executive to breach any non-compete agreements and/or confidentiality agreements or obligations that Executive has with any other party and/or entity, or to use or disclose any trade secret, confidential and/or proprietary information he received from any other party and/or entity. In the event any such lawsuit is initiated, Executive shall cooperate fully with the Company in the defense of the alleged claims against Executive. If Executive is as a result of such lawsuit not permitted to work with the Company, (either because the Company was unsuccessful in its defense, chooses not to defend because of expense or any other reason), Executive is entitled to recover severance (including payments and stock vesting) from the Company as though he had been terminated without Cause and shall accordingly be entitled to the severance, benefits, and vesting provided pursuant to Paragraph 3(d)(i) of this Agreement.

12.  Other Agreements.
     ----------------

          The Parties acknowledge and agree that the Company did not tortiously interfere with any contract to which Executive was a party and that the Company has not induced Executive to breach any contract. The Parties further acknowledge and agree that throughout

                                 Page 11 of 18
                       ASF-Seccombe Employment Agreement

Executive's employment with the Company he will not disclose or use trade secret, confidential and/or proprietary information acquired by Executive from any other party and/or entity, and that the Company will not ask him or permit him to disclose or use any trade secret, confidential and/or proprietary information acquired by Executive from any other party and/or entity.

13.  Entire Agreement.
     ----------------

          This Agreement, the Stock Plan, the Employment-Based Stock Option Agreements, the Promissory Note, the Pledge Agreement, the Proprietary Information Agreement, constitute the entire agreement and understanding between the Company and Executive concerning Executive's employment relationship with the Company, and supersede and replace any and all prior or contemporaneous verbal or written agreements and understandings concerning Executive's employment relationship with the Company. This Agreement may only be modified by a writing signed by all Parties to this Agreement.

14.  Arbitration and Equitable Relief.
     ---------------------------------

     (a) Except as provided otherwise herein, Executive agrees that any dispute or controversy arising out of, relating to or in connection with this Agreement, the interpretation, validity, construction, performance, breach or termination of this Agreement, and/or the employment relationship between the Company and Executive, shall be settled by arbitration to be held in Travis County, Texas, pursuant to the Federal Arbitration Act and in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The Company agrees to reimburse the reasonable and necessary travel and accommodation expenses incurred by Executive in connection with any arbitration taking place under this Agreement. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

     (b) The arbitrator shall apply Texas law to the merits of any dispute or claim, without reference to rules of conflict of law. The arbitration proceedings shall be governed by the Federal Arbitration Act, federal arbitration law, and the Rules, without reference to state arbitration law. Executive hereby expressly consents to the personal jurisdiction of the state and federal courts located in Travis County, Texas for any action or proceeding arising from or relating to this Agreement and/or relating to any arbitration in which the parties are participants.

     (c) The Company will pay the administrative costs of arbitration for both Parties. The prevailing party in any arbitration pursuant to this agreement shall be entitled to recover its costs and reasonable attorneys fees incurred in the arbitration to the extent permitted by law. In the case of arbitration(s) initiated by the Company only, the arbitrator must make an affirmative finding that the Executive has engaged in an actual material breach of this Agreement in order for the Company to be deemed the prevailing party for purposes of recovering its reasonable attorneys' fees.

                                 Page 12 of 18
                       ASF-Seccombe Employment Agreement

     (d) In the event of any breach by the Company of this Agreement, Executive shall not be required to mitigate his damages.

     (e) Executive understands that nothing in this Agreement modifies Executive's "at will" employment status. The employment relationship between Executive and the Company may be terminated at any time, with or without cause, at the option of either the Company or Executive pursuant to the terms of this Agreement.

     (f) The Parties agree neither party will intentionally delay the arbitration procedures. Both parties will be ready to present their case to the arbitrator within 6 months of the receipt of a written demand for arbitration. The arbitrator shall schedule an arbitration hearing within 6 months of receipt of the demand for arbitration and submit a written decision and award within 1 month of the completion of the arbitration hearing, and will determine whether either party has unnecessarily delayed the procedure. If a party unnecessarily delays the procedure, that party will accept the claims and or positions of the other party.

     (g) EXECUTIVE HAS READ AND UNDERSTANDS SECTION 15, WHICH DISCUSSES ARBITRATION, EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES AN EXPRESS WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYMENT RELATIONSHIP BETWEEN THE COMPANY AND EXECUTIVE, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

          (i) ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED, NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL
     MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION.

          (ii) ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL, STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAMILY AND MEDICAL LEAVE ACT, THE FAIR LABOR STANDARDS ACT, THE TEXAS COMMISSION ON HUMAN RIGHTS ACT, AND THE TEXAS LABOR CODE SECTION 21.001, ET SEQ.)

          (iii) ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

                                 Page 13 of 18
                       ASF-Seccombe Employment Agreement

15.  Legal Fee Reimbursement.
     -----------------------

          The Company agrees to pay Executive's reasonable legal fees associated with entering into this Agreement upon receiving invoices for such services within fourteen days of the Employment Commencement Date.

16.  Titles Not Controlling.
     ----------------------

          Paragraphs, titles or captions in this Agreement are used for convenience or reference only and are not intended to and shall not in any way enlarge, define, limit, extend or describe the rights or obligations of the Parties or affect the meaning or construction of this Agreement or any provision hereof.

17.  No Oral Modification, Cancellation or Discharge.
     -----------------------------------------------
          This Agreement may only be modified, amended, canceled or discharged in writing signed by Executive and the Company.

18.  Withholding.
     -----------

     The Company shall be entitled to withhold, or cause to be withheld any amount of applicable withholdings with respect to payments and/or compensation to Executive in connection with this Agreement and Executive's employment with the Company.

19.  GOVERNING LAW.
     -------------
          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

20.  Fax Signatures and Counterparts.
     --------------------------------

     This Agreement may be executed by facsimile signature and may be executed in counterparts with each counterpart considered an original and all counterparts taken together considered one complete and enforceable contract.

21.  Effective Date.
     ----------------
          This Agreement is effective as of the date set forth above.

22.  Acknowledgment.
     ---------------

          Executive agrees that he is not presently affected by a disability which would prevent Executive from freely, knowingly and voluntarily executing this Agreement. Executive acknowledges that he has had the opportunity to review and revise this Agreement, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

                                 Page 14 of 18
                       ASF-Seccombe Employment Agreement

          IN WITNESS WHEREOF, the undersigned have executed this Agreement on the respective dates set forth below:

APPLIED SCIENCE FICTION, INC.

By:  Mark Urdahl /s/ Mark Urdahl
                 -----------------------

Its: President & CEO____________________


/s/ Dana Seccombe
----------------------------------------
S. Dana Seccombe

                                Page 15 of 18
                       ASF-Seccombe Employment Agreement